Exhibit 99.1


                                    "PEANUTS"
                              SUBLICENSE AGREEMENT

            THIS AGREEMENT, dated as of April 24, 2006, between ROMELLA INTERNATIONAL AB, a Swedish company with its principal office at Sibyllegatan 79, SE 102 47, Stockholm, Sweden (the "Licensee"), and THE STEPHAN COMPANY, a Florida corporation with its principal office at 1850 W. McNab Rd., Ft. Lauderdale, FL 33309 (the "Sublicensee"), is to evidence:

            WHEREAS, pursuant to an agreement with United Feature Syndicate, Inc., the Licensee has been granted a license to manufacture and sell certain merchandise articles based on material from the syndicated comic strip PEANUTS by Charles M. Schulz; and

            WHEREAS, the Sublicensee desires to obtain from the Licensee a sublicense to manufacture and sell certain of said merchandise articles;

            NOW, THEREFORE, the parties agree as follows:

            1. Definitions. For purposes of this Agreement the following definitions shall apply:

            (a) The term "Advertising Materials" shall mean all advertising and promotional materials and all packaging, wrapping, and labeling materials for the Licensed Products (including, by way of illustration but not limitation, catalogs, trade advertisements, television advertisements, flyers, sales sheets, labels, package inserts, hangtags, displays, and materials designed for dissemination via the Internet or any other electronic form of dissemination) which are produced by or for the Sublicensee and which make use of any of the Copyrights or the Trademarks.

            (b) The term "Approved Retail Outlets" shall mean the following:
Direct Mail Catalogs, Duty-Free Shops, High-End Department Stores, Home Shopping Channels, Mass Market Retailers, Mid-Tier Department Stores, Supermarket/Grocery Stores. The foregoing outlets shall have the meanings set forth on Schedule A, attached hereto and made a part hereof.

            (c) The term "Characters" shall mean the likenesses of the characters which have appeared in the Feature prior to the date of execution of this Agreement.

            (d) The term "Copyrights" shall mean all copyrights owned by UFS prior to the date of execution of this Agreement on installments of the Feature and on the Characters.

            (e) The term "Feature" shall mean the comic feature entitled PEANUTS, created by Charles M. Schulz.

            (f) The term "F.O.B. Sale" shall mean a sale of Licensed Products by the Sublicensee to a customer located in a country other than the country where the Licensed Products are manufactured, for which the customer pays any portion of the costs of shipping the Licensed Products to the Territory (or any other costs or duties associated with the shipping arrangement), regardless of whether the parties to the shipping arrangement specifically characterize the sale as an F.O.B. sale.


S:/Corp/Legal/Romella/US Sublicense (USA - Perfume, Bath Foam, Body Spray)v1

            (g) The term "Licensed Products" shall mean those items identified on Schedule B attached hereto and made a part hereof.

            (h) The term "Net Sales Price" shall mean the Sublicensee's invoiced billing price to its customers or distributors for the Licensed Products, less documented returns, allowances, discounts (excluding cash discounts or any type of early pay allowance) and uncollectible accounts receivable, which, collectively, shall not exceed 8% of the Sublicensee's total gross sales of the Licensed Products in any quarterly accounting period.

            (i) The term "Territory" shall mean the United States, its territories and possessions.

            (j) The term "Trademarks" shall mean and include the Characters (to the extent used as trademarks), the title of the Feature, PEANUTS, the names of the Characters, and any combinations of the foregoing.

            (k) The term "UFS" shall mean United Feature Syndicate, Inc., a New York corporation with its principal office at 200 Madison Avenue, 4th Floor, New York, New York 10016.

            2. Grant of License; Channels of Distribution; Derivative Nature of Licensee's Rights.

            (a) Grant of License. The Licensee grants to the Sublicensee, on the terms and conditions set forth in this Agreement, the non-exclusive right and license to use the Copyrights and the Trademarks in connection with the manufacture, distribution, sale, and advertising of the Licensed Products in the Territory via the channels of distribution specified in subparagraph 2(b). The license granted to the Sublicensee under this subparagraph 2(a) shall not extend to Copyrights and Trademarks that are a part of UFS's SNOOPY BY EVERHART, SNOOPY, BABY'S BEST FRIEND and BABY SNOOPY licensing programs.

            (b) Channels of Distribution. The Sublicensee shall have the right to offer the Licensed Products directly to or through the following channels of distribution: Approved Retail Outlets; U.S. military exchanges (including U.S. military exchanges overseas); the Sublicensee Site (as defined in Section A(6)(j)); Third Party Sites (as defined in Section A(6)(k)); and theme parks containing CAMP SNOOPY areas operated by Cedar Fair, L.P., and Magnum Management Corporation. The Sublicensee shall have no right to distribute the Licensed Products (or distribute the Licensed Products to any party the Sublicensee has reason to believe will distribute the Licensed Products) (i) to a theme park or an amusement park, except as expressly authorized by this subparagraph 2(b);
(ii) via television or other broadcast channels or services (excluding home shopping channels); or (iii) to discount stores, buyers clubs, jobbers, liquidators, or any other retailers selling goods at a deep discount.


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            (c) Derivative Nature of Licensee's Rights. The Sublicensee
acknowledges that the rights granted to it by the Licensee with the consent of UFS are based on the rights granted to the Licensee by UFS. Upon the termination or expiration of the agreement between the Licensee and UFS, this Agreement shall terminate, subject to payment of accrued royalties on Licensed Products previously manufactured and sold by the Sublicensee. In the event of a termination of the agreement between UFS and the Licensee, UFS shall have the right to require the Sublicensee to enter into an agreement with UFS with respect to the terminated rights upon substantially the same terms as this Agreement, with reasonable modifications to reflect the deletion of the Licensee as a party and the particular rights being licensed. The Licensee represents that UFS has given its written consent to the Licensee's grant of license to the Sublicensee to use the Copyrights and Trademarks as set forth in this Agreement. The parties agree that UFS is an intended third party beneficiary under this Agreement.

            3. Period of Agreement. The period of this Agreement shall commence on April 1, 2006 and end on March 31, 2009. No extension of this Agreement beyond March 31, 2009, shall occur except through a formal written amendment to this Agreement signed by both parties.

            4. Royalties; Sales to Subsidiaries or Other Controlled Parties.

            (a) Royalties. In consideration for the rights granted to it under this Agreement, the Sublicensee agrees to pay the Licensee the following royalties:

            (i) Guaranteed Royalties. On or before the dates indicated below, the Sublicensee agrees to pay to Romella the following non-refundable Guaranteed Royalty Amounts (totaling $82,500), which shall be set off as a credit against the royalties due to Romella under subparagraph 4(a)(ii):

            Due Date                    Guaranteed Royalty Amount
            --------                    -------------------------

            July 1, 2006                        $27,500

            July 1, 2007                        $27,500

            July 1, 2008                        $27,500

If Romella has not received the Guaranteed Royalty Amount due July 1, 2006, by August 1, 2006, Romella shall have the right to terminate this Agreement, with immediate effect, by providing the Sublicensee with written notice of termination at any time prior to Romella's receipt of said Guaranteed Royalty Amount payment.

            (ii) Percentage Royalties. The Sublicensee shall pay the Licensee a percentage royalty equal to 12% of the Net Sales Price on all sales of the Licensed Products by the Sublicensee to its customers; provided, however, that as to any Licensed Products sold by the Sublicensee via the Sublicensee Site the Sublicensee shall pay the Licensee a percentage royalty equal to 12% of the invoiced billing price to the Sublicensee Site customer, less documented returns, allowances, discounts (excluding cash discounts or any type of early pay allowance) and uncollectible accounts receivable, which, collectively, shall not exceed 8% of the Sublicensee's total gross sales of the Licensed Products in any quarterly accounting period. The Sublicensee shall have no right to make F.O.B. Sales.


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            (b) Sales to Subsidiaries or Other Controlled Parties. If the
Sublicensee sells a Licensed Product to a subsidiary or other party controlled by the Sublicensee ("Controlled Party"), or a series of Controlled Parties, the percentage royalty payable by the Sublicensee shall be calculated on the basis of the Net Sales Price for such Licensed Product charged by such Controlled Parties on resale of such Licensed Product to a third party or third parties that are not Controlled Parties. Sales to Controlled Parties shall be conditioned on such Controlled Parties' agreeing in writing to be bound by all of the terms and conditions of this Agreement. The Sublicensee agrees to provide the Licensee and UFS with copies of all such agreements between the Sublicensee and Controlled Parties.

            5. Marketing Plans; Sales Projections.

            (a) Marketing Plans. On execution of this Agreement and on or before each one-year anniversary of the commencement date of this Agreement, the Sublicensee shall provide the Licensee and UFS with a written marketing plan with respect to the Licensed Products. Each such marketing plan shall include, on a Licensed Product-by-Licensed Product basis, a marketing timetable, channels and methods of distribution, nature and amount of advertising and advertising expenditures, the top ten existing customers for the Licensed Products (if any), the top ten targeted customers for the Licensed Products, retail sell-through information and results in connection with such top ten existing customers, and any other information which the Licensee or UFS may ask the Sublicensee to include. Each marketing plan shall contain specific information for the one-year period immediately succeeding its submission and general estimates or projections for subsequent periods during which this Agreement remains in effect. Where available, the Sublicensee will provide on-line retail consumption information.

            (b) Budgets and Sales Projections. On execution of this Agreement and on or before each September 30 while this Agreement remaining in effect, the Sublicensee shall provide the Licensee and UFS with a written budget and sales projection reports with respect to the Licensed Products. On or before each March 31 and June 30 while this Agreement remains in effect the Sublicensee shall provide the Licensee and UFS with sales projection reports. Budgets and sales projection reports shall be provided to the Licensee and UFS using prescribed forms to be supplied to the Sublicensee by UFS. In addition to the foregoing, the Sublicensee agrees at the Licensee's or UFS's request to provide "re-forecasts" of its budgets and sales projections.

            6. Availability to Approved Retail Outlets. The Sublicensee shall make the Licensed Products generally available to Approved Retail Outlets in the Territory by April 7, 2007, and shall notify the Licensee and UFS in writing that it has done so. If the Sublicensee fails to meet the foregoing obligations, the Licensee shall have the right to terminate this Agreement with immediate effect, by providing the Sublicensee with written notice of termination.

            7. Premium Items.


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            (a) Rights of Sublicensee with Respect to Premium Items.
Notwithstanding the provisions of Section B(1) of the attached Standard Terms and Conditions, the Sublicensee shall have the right, subject to the provisions of this paragraph 7, to use the Copyrights and the Trademarks in connection with the production and use of Premium Items (as defined below) to promote the Licensed Products in the Territory. As used herein, the term "Premium Item" shall mean use or sale of items approved by UFS in connection with the following kinds of promotional activities: self-liquidator programs; joint merchandising programs; giveaways; sales incentive programs; door openers; traffic builders; and any other kinds of promotional programs designed to promote the sale of the Licensed Products or other goods or services of the Licensee or a third party.

            (b) Approval of Premium Items; Copyright Notices. The Sublicensee shall make no use of any Premium Item until such Premium Item has been approved in writing by UFS, in accordance with such approval procedures as may be specified by UFS. The Sublicensee shall place on the Premium Items the copyright notice or notices in the name of UFS specified by UFS at the time of UFS's approval of the Premium Items.

            (c) Special Provisions Relating to Premium Items. Except as set forth below, the Sublicensee shall use as Premium Items only items which have been manufactured or produced by other authorized licensees of UFS, and the Sublicensee shall obtain a given item only from the licensee of UFS licensed to manufacture and sell such item. It shall be the responsibility of the Sublicensee to obtain Premium Items from authorized licensees of UFS upon such terms as the Sublicensee and such other licensees of UFS agree; UFS shall have no responsibility to negotiate such terms on behalf of the Sublicensee. Subject to UFS's prior written consent on a case-by-case basis, the Sublicensee shall have the right to arrange with a party other than an existing UFS licensee to manufacture the Premium Items or components thereof for exclusive use and distribution by the Sublicensee. The Sublicensee agrees to enter into a written agreement with all such manufacturers, and agrees to incorporate into such written agreements all of the provisions, for the protection of the rights of UFS, which are contained in the form manufacturer agreement which has been prepared by UFS for such purpose, and is available from UFS. The Sublicensee further agrees to furnish UFS within 30 days of their execution copies of all agreements with such manufacturers. The Sublicensee agrees strictly to enforce against its manufacturers all of the provisions which are required to be included in such agreements for the protection of UFS; to advise UFS of any violations thereof by manufacturers, and of corrective actions taken by the Sublicensee and the results thereof; and at the request of UFS to terminate such an agreement with any manufacturer which violates any of such provisions for the protection of UFS. If the Sublicensee fails to exercise such termination rights by giving written notice to the other party within 20 days after being requested to do so in writing by UFS, the Sublicensee appoints UFS as its irrevocable attorney-in-fact for the sole-limited purpose of sending a notice of termination in the name of the Sublicensee to such party for the purpose of terminating the agreement or any specific rights of the party under such agreement.

            8. Sublicensee Acknowledgment. The Sublicensee by executing this Agreement acknowledges that it has reviewed and understands all provisions of this Agreement, including the attached Standard Terms and Conditions.


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            9. Standard Terms and Conditions. This Agreement is subject to all of the provisions of the Standard Terms and Conditions which are attached to and made a part of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                    ROMELLA INTERNATIONAL AB

                                    By______________________________
                                    Name:
                                    Title:


                                    THE STEPHAN COMPANY

                                    By______________________________
                                    Name:
                                    Title:


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                         "PEANUTS" SUBLICENSE AGREEMENT
                          STANDARD TERMS AND CONDITIONS

            SECTION A. QUALITY CONTROLS AND APPROVAL PROCEDURES FOR LICENSED PRODUCTS AND ADVERTISING MATERIALS.

            A(1) Warranty of Quality; Employment Practices.

            (a) Warranty of Quality. The Sublicensee warrants that the Licensed Products will be of very good quality in design, material, and workmanship and suitable for their intended purpose; that no injurious, deleterious, or toxic substances will be used in or on the Licensed Products; that the Licensed Products will not cause harm when used as instructed and with ordinary care for their intended purpose; and that the Licensed Products will be manufactured, sold, and distributed in strict compliance with all applicable laws and regulations.

            (b) Employment Practices. The Sublicensee warrants that neither the Sublicensee nor any manufacturer used by the Sublicensee: (i) shall use in connection with the manufacture, distribution, and sale of the Licensed Products labor provided by persons younger than the age for completing compulsory education in the jurisdiction where the relevant activity occurs; (ii) shall use in connection with the manufacture, distribution, and sale of the Licensed Products any children younger than 15 years of age; (iii) shall employ any persons whose labor is provided involuntarily (such as prison laborers); (iv) shall use corporal punishment or other forms of mental or physical coercion in disciplining its employees; (v) shall discriminate in hiring and employment practices on grounds of race, religion, national origin, political affiliation, sexual preference, or gender; (vi) shall fail to comply with local labor laws and regulations, including, but not limited to, laws and regulations designed to provide employees with a safe and healthy workplace and wage and hour laws and regulations (including those setting minimum wages, maximum overtime, and maximum daily hours that may be worked).

            A(2) Approval Procedures for Licensed Products and Advertising Materials; Approval Standards; Time for Approval by UFS.

            (a) General. The Sublicensee shall comply with all reasonable procedures which the Licensee and UFS may from time to time adopt regarding the approval of Licensed Products and Advertising Materials which the Sublicensee proposes to manufacture, sell, or use under this Agreement. These approval procedures shall be carried out on prescribed forms to be supplied to the Sublicensee by the Licensee or UFS, and shall incorporate the basic approval requirements and steps outlined in the following subsections. The Sublicensee agrees to retain in its files all materials relating to approvals while this Agreement remains in effect and for one year thereafter. The Sublicensee acknowledges that all materials submitted to the Licensee and UFS for approval under this Agreement shall also require the approval of Charles M. Schulz Creative Associates, Santa Rosa, California.

            (b) Approval of Licensed Products. With respect to each different Licensed Product which the Sublicensee proposes to manufacture and sell under this Agreement, the Sublicensee shall submit to the Licensee and UFS for review and approval the following materials for such Licensed Product, in the order stated:

            (i) a generic sample of the type of Licensed Product in question (that is, a sample of the kind of merchandise article to which the Sublicensee proposes to add the Copyrights and the Trademarks in producing the Licensed Product, showing the general quality standard which will be met by the Licensed Product), including any mechanical video and sound elements;

            (ii) a concept for each design, item, and/or sku of the proposed Licensed Product, showing by rough artwork and product designs the nature and appearance of the proposed Licensed Product and describing the operation of any mechanical, video, and/or sound elements;

            (iii) finished artwork or schematics for the Licensed Product, showing the exact use of the Copyrights and Trademarks on or in connection with the proposed Licensed Product;

            (iv) a preproduction prototype sample of the Licensed Product, where appropriate, or a preproduction final sample of the Licensed Product, showing in either case the exact form, finish, features, and quality the Licensed Product will have when manufactured in production quantities; and

            (v) 15 identical production samples of the Licensed Product, to be submitted immediately upon commencement of production.

The Sublicensee shall comply with all of the foregoing approval steps for each Licensed Product, obtaining the Licensee's and UFS's written approval at each step of the procedure, unless by prior written notice from UFS it is exempted from any such step with respect to a specific Licensed Product. If the Sublicensee submits to the Licensee and UFS for approval under this Section A(2)(b) an item which is not contained in the definition of "Licensed Products" set forth in paragraph 1 of this Agreement, and the Licensee and UFS inadvertently approve such item, such approval shall not be deemed to add such item to said definition; in any such circumstance, the Sublicensee shall, upon receipt of written notice from the Licensee or UFS, immediately and permanently cease manufacturing, distributing, selling, and advertising the item in question.

            (c) Approval of Advertising Materials. With respect to each different item of Advertising Material which the Sublicensee (or any party acting on its behalf) proposes to produce and use under this Agreement, the Sublicensee shall submit to the Licensee and UFS for review and approval the following materials, in the order stated:

            (i) proposed written copy for the item of Advertising Material, with attached rough art showing how the Copyrights and Trademarks will be used in connection with the copy and, where appropriate, a description of all mechanical, video, and/or sound elements;

            (ii) final copy for the item, with finished "lift" art, or other media, where appropriate, showing the use of the Copyrights and Trademarks;

            (iii) finished "mechanicals" or "masters" for the item; and

            (iv) 24 final printed samples of the item, where feasible (as, for example, in the case of packaging, labels, hangtags, printed brochures, catalogs, and the like), or, in the case of an item of Advertising Material for use on television, a VHS or DVD copy of such item.


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The Sublicensee shall comply with all of the foregoing approval steps for each item of Advertising Material, obtaining the Licensee's and UFS's written approval at each step of the procedure, unless by prior written notice from UFS it is exempted from any such step with respect to a specific item of Advertising Material.

            (d) Approval Standards. The Licensee and UFS shall have the right to disapprove any materials submitted under Sections A(2)(b) or A(2)(c) if they determine, in the exercise of their good faith judgment, that the materials in question would impair the value and goodwill associated with the Feature, the Copyrights, the Trademarks, or UFS's licensing program for the Copyrights and Trademarks, by reason of (i) their failure to satisfy the general quality standards set forth in Section A(1)(a); (ii) their use of artwork, designs, or concepts which fail to depict accurately the Characters or the events or themes portrayed in the Feature; (iii) their use of materials which are unethical, immoral, or offensive to good taste or would otherwise cause harm to the image or reputation of the Feature or the Characters; (iv) their failure to carry proper copyright or trademark notices; or (v) any other reasonable cause.

            (e) Time for Approval. The Licensee has been advised by UFS that UFS will use reasonable efforts to notify the Sublicensee in writing of its approval or disapproval of any materials submitted to it under Sections A(2)(b) and A(2)(c) within 20 business days after its receipt of such materials, and will, in the case of its disapproval, notify the Sublicensee in writing of its reasons for disapproval.

            A(3) Maintenance of Quality of Licensed Products; Inspection of Production Facilities. The Sublicensee agrees to maintain the quality of each Licensed Product manufactured under this Agreement up to the specifications, quality, and finish of the production sample of such Licensed Product which was approved by the Licensee and UFS under Section A(2)(b), and agrees not to change the Licensed Product in any material respect without first submitting to the Licensee and UFS samples showing such proposed changes and obtaining the Licensee's and UFS's written approval of such samples. From time to time after it has commenced manufacturing the Licensed Products, the Sublicensee, upon request, shall furnish free of charge to UFS a reasonable number of random production samples of any Licensed Product specified by the Licensee or UFS. Also, upon request, the Sublicensee shall furnish to UFS the addresses of the production facilities used by the Sublicensee for manufacturing the Licensed Products, and shall make arrangements for the Licensee or UFS or their representatives to inspect such production facilities during reasonable business hours.

            A(4) Prohibition Against Manufacture, Sale, or Use of Unapproved Licensed Products or Advertising Materials; Termination Right. The Sublicensee shall not have the right to manufacture, offer for sale, distribute, sell, or use any Licensed Product or item of Advertising Material unless it has complied with all of the approval procedures and requirements set forth in this Section A, and has obtained the Licensee's and UFS's prior written approval of such Licensed Product or item of Advertising Material. Failure by the Sublicensee to comply with the provisions of this Section A shall constitute a material breach of the Agreement and shall be grounds for immediate termination of the Agreement by the Licensee, as provided in Section K(1).

            A(5) Use of Address of UFS Site; Link to UFS Site. The Sublicensee shall place on all Licensed Products and on all Advertising Materials the address of UFS's web site (the "UFS Site"), as follows: "www.snoopy.com". Any Advertising Materials in electronic form shall be linked to the UFS Site, using a link icon supplied by UFS.


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            A(6) Miscellaneous.

            (a) Artwork. If the Sublicensee requests UFS to furnish it with any special artwork or copies of material from the Feature, the Sublicensee agrees to reimburse UFS for its costs of supplying such materials to the Sublicensee, including, without limitation, travel expenses incurred at the Sublicensee's request by UFS's in-house art personnel. All Feature-related artwork and any media created by or for the Sublicensee pursuant to this Agreement shall remain the property of UFS, and at UFS's request the Sublicensee shall promptly, at the Sublicensee's expense, deliver to UFS all such media containing Feature-related artwork. Furthermore, the Sublicensee agrees that all animation cels picturing the Characters created in order to produce any animated Advertising Materials under this Agreement (which shall be produced only by animators approved by UFS) shall remain the property of UFS. If at any time during or following the period of this Agreement the Sublicensee has any such animation cels in its possession, custody, or control, the Sublicensee shall, at UFS's request, promptly deliver such animation cels to UFS.

            (b) Translations. All translations of written material used on or in connection with the Licensed Products or Advertising Materials shall be accurate, and the Sublicensee, when submitting the Licensed Products and the Advertising Materials for approval, shall provide the Licensee and UFS with English translations of all such written materials in a language other than English.

            (c) Use of Characters in Licensed Products and Advertising Materials. No Character shall be shown in any Licensed Product or item of Advertising Material endorsing the Sublicensee or the products or services of the Sublicensee, except that the Sublicensee shall be entitled to depict the Characters endorsing the Licensed Products. The Characters shall not be combined in any Licensed Product or Advertising Material with any other comic characters without UFS's prior written approval.

            (d) Transactions with Other Licensees. The Sublicensee shall not, without UFS's prior written consent, (i) sell or deliver to another UFS licensee or sublicensee the films or other devices used by the Sublicensee to produce the Licensed Products, or (ii) print or otherwise produce any items using the Copyrights or the Trademarks for another UFS licensee or sublicensee.

            (e) Duplicate Films or Devices. When requested by UFS to do so, the Sublicensee shall supply duplicates of the films or other devices used by the Sublicensee in producing the Licensed Products to other licensees or sublicensees of UFS outside the Territory, at cost of duplication plus shipping.

            (f) Clearances. To the extent that the Sublicensee is permitted under this Agreement to use any Character voice or music associated with the Feature, the Sublicensee shall be solely responsible for securing, at the Sublicensee's sole cost and expense, all licenses necessary for the use, publication, performance, synchronization and recording of any Character voice or musical composition. The Sublicensee shall be solely responsible for making any required report to any applicable union, trade association, music rights society, or organization in connection with the use of any Character voice or musical composition.

            (g) Right of Licensee and UFS to Acquire Licensed Products.


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            (i) UFS Right to Obtain Licensed Products. During each one-year period while this Agreement remain in effect, UFS shall have the right to obtain from the Sublicensee Licensed Products having a wholesale value not exceeding $200. UFS shall notify the Sublicensee in writing of its desire to obtain Licensed Products from the Sublicensee under this Section A(6)(g)(i), identifying the specific Licensed Products and the quantity of each such Licensed Product UFS wishes to acquire. Within 15 business days of its receipt of any such request from UFS, the Sublicensee shall ship the requested Licensed Products, to the extent they are then available, to UFS free of charge and at the Sublicensee's expense. Any Licensed Products acquired by UFS under this Section A(6)(g)(i) shall be royalty-free.

            (ii) Right of Licensee and UFS to Purchase Licensed Products. In addition to the random production samples of the Licensed Products to be supplied by the Sublicensee to UFS free of charge under Section A(3) and the Licensed Products to be supplied by the Sublicensee to UFS free of charge under Section A(6)(g)(i), the Licensee and UFS shall be entitled at any time while this Agreement remains in effect to purchase from the Sublicensee, (A) at the Sublicensee's most favorable wholesale price, any available quantity of the Licensed Products, which may be resold by the Licensee or UFS, or (B) at the Sublicensee's cost of manufacture, any available quantity of the Licensed Products, which may not be resold by the Licensee or UFS. Any such Licensed Products purchased by the Licensee or UFS shall be royalty-free.

            (h) Inclusion of UFS Insert in Packaging of Licensed Products. If requested by UFS to do so, the Sublicensee shall include in the packaging of the Licensed Products a UFS insert containing such Feature-related information as UFS may determine. UFS shall bear all costs incurred in connection with the design, production, and insertion of such inserts.

            (i) Sublicensee Customer Information. If requested by the Licensee or UFS to do so, the Sublicensee shall provide UFS with customer lists, customer demographic information, and any other information relating to all parties purchasing the Licensed Products from the Sublicensee.

            (j) Provisions on Web Sales and Web Advertising via Sublicensee Site. The Sublicensee shall have the right to market the Licensed Products to customers in the Territory via the main web site of the Sublicensee, used to market non-Feature-related products of the Sublicensee, in operation as of the date of execution of this Agreement (the "Sublicensee Site"), subject to the following conditions and limitations:

            (i) The Sublicensee Site shall not in any manner, express or implied, be identified or promoted as an official Feature-related web site.

            (ii) The Sublicensee Site shall offer a full range of retail services for the Licensed Products offered on the Sublicensee Site, including, but not limited to, automated order taking, credit card verification, and customer service.

            (iii) Any special promotions on the Sublicensee Site with respect to the Licensed Products shall be subject to UFS's prior written approval, on a case-by-case basis.


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                                                                        Page 5

            (iv) The Sublicensee shall be entitled to promote the presence of the Licensed Products on the Sublicensee Site via print, on-line, and other types of Advertising Materials; provided, however, that the use of the Copyrights and the Trademarks in such Advertising Materials promoting the presence of the Licensed Products on the Sublicensee Site shall be limited to depictions of the Licensed Products themselves; and provided further, that such Advertising Materials shall not be expressly targeted at potential customers outside the Territory.

            (v) The Sublicensee shall not place on the page or pages of the Sublicensee Site on which the Licensed Products are offered any advertising for the goods or services of any third party.

            (vi) The Sublicensee Site shall not contain images or content that are unethical, immoral, offensive to good taste, or would otherwise cause harm to the image or reputation of the Feature or the Characters.

            (k) Sales via Third Party Sites. The Sublicensee shall have the right to sell the Licensed Products to Approved Retail Outlets in the Territory that intend to resell the Licensed Products via such third parties' own web sites (the "Third Party Sites"), excluding auction sites and discount sites, subject to the following conditions and limitations:

            (i) UFS shall have the right to revoke at any time the right of the Sublicensee granted by this Section A(6)(k) by providing the Sublicensee with written notice of revocation. Any such notice of revocation shall specify an effective date of revocation, which shall be at least 90 days from the date of UFS's notice.

            (ii) The use of the Copyrights and the Trademarks on the Third Party Sites shall be limited to depictions of the Licensed Products themselves, and the Sublicensee shall have no right to authorize any other uses of the Copyrights and the Trademarks on the Third Party Sites.

            A(7) Establishment of Policies and Procedures. The Sublicensee shall, at its sole expense, establish policies and procedures reasonably calculated to insure that the Licensed Products are produced in accordance with this Section A.

            SECTION B. RESTRICTIONS ON SALE OF LICENSED PRODUCTS; CONSEQUENCES OF VIOLATION OF RESTRICTIONS; EFFORTS TO SELL LICENSED PRODUCTS.

            B(1) Restrictions on Sale of Licensed Products. The Licensed Products shall be sold to the public only through the channels of distribution specified in subparagraph 2(b), and only in the manner in which merchandise articles of the same general description are customarily merchandised to the public. The Sublicensee shall not use or sell the Licensed Products as premiums, or distribute the Licensed Products to parties which the Sublicensee has reason to believe intend to use or sell the Licensed Products as premiums. Use or sale of the Licensed Products as "premiums," for purposes of the foregoing provision, shall mean use or sale of the Licensed Products in connection with the following kinds of promotional activities: self-liquidator programs; joint merchandising programs; giveaways; sales incentive programs; door openers; traffic builders; and any other kinds of promotional programs designed to promote the sale of the Licensed Products or other goods or services of the Sublicensee or a third party.


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                                                                        Page 6

            B(2) Consequences of Violation of Restrictions. If the Sublicensee breaches the provisions of Section B(1) by using or selling the Licensed Products as premiums, the provisions of this Section B(2) shall apply, whether or not the Licensee elects to exercise its rights under Section K with respect to such breach. On all Licensed Products used or sold by the Sublicensee as premiums, the Sublicensee shall pay the Licensee a percentage royalty five percentage points higher than the percentage royalty for regular sales specified in subparagraph 4(b). Such percentage royalty shall be calculated as if such Licensed Products used or sold as premiums had been sold by the Sublicensee at a Net Sales Price equal to the average Net Sales Price for the same Licensed Products sold by the Sublicensee through its authorized channels of distribution during the calendar quarter in which the Sublicensee's use or sale of such Licensed Products as premiums occurred.

            B(3) Restriction on Sales to Distributors. The Sublicensee shall not sell Licensed Products to wholesalers, jobbers, or distributors unless authorized in writing to do so by the Licensee and UFS on a case-by-case basis. The contract of sale between the Sublicensee and each approved distributor shall be subject to the Licensee's and UFS's prior written approval. Such contracts of sale shall incorporate all conditions and restrictions get forth in this Agreement governing the sale and distribution of the Licensed Products and shall authorize the Licensee and UFS to commence actions directly again distributors to enforce such conditions and restrictions. The Sublicensee agrees strictly to enforce against its distributors all such terms and conditions, and to cooperate fully with the Licensee and UFS in connection with actions taken by the Licensee and UFS to enforce such terms and conditions.


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                                                                        Page 7

            B(4) Efforts to Sell Licensed Products.

            (a) Failure to Submit Prototype. If within three months of the execution of this Agreement the Sublicensee has failed to submit to the Licensee a prototype of a particular Licensed Product, the Licensee shall have the right to delete such Licensed Product from the definition of "Licensed Products," by giving written notice of such deletion to the Sublicensee and upon the sending of such notice, all rights to such Licensed Product shall revert to the Licensee.

            (b) Good Faith Effort to Exploit Rights. If within three months of the execution of this Agreement the Sublicensee has failed to take any good faith steps to exploit the rights granted to it (for example, by seeking to obtain the Licensee's and UFS's approval of a proposed Licensed Product, or commencing to manufacture and sell an approved Licensed Product), the Licensee shall have the right to terminate this Agreement immediately by giving written notice of termination to the Sublicensee.

            (c) General Obligation as to Manufacture and Sale of Licensed Products. The Sublicensee agrees to manufacture the Licensed Products at the Sublicensee's own expense in sufficient quantities to meet the reasonably anticipated demand. The Sublicensee also agrees to exercise reasonable efforts to advertise and promote the Licensed Products at its own expense and to use its best efforts to sell the Licensed Products in the Territory.

            (d) Licensee's and UFS's Right to Eliminate Country from Territory. If at any time during the period of this Agreement the Sublicensee is not making regular sales of more than a nominal nature of any of the Licensed Products in a country of the Territory, as determined by the Licensee or UFS, the Licensee or UFS shall have the right, upon giving 30 days prior written notice to the Sublicensee, to terminate the Sublicensee's rights for all Licensed Products for such country.

            (e) Licensee's and UFS's Right to Terminate License for Specific Licensed Product. If at any time during the period of this Agreement the Sublicensee is not making regular sales of more than a nominal nature of a particular Licensed Product in a country of the Territory, as determined by the Licensee or UFS, the Licensee or UFS shall have the right, upon giving 30 days prior written notice to the Sublicensee, to terminate the Sublicensee's rights for such Licensed Product for such country. In order to assist the Licensee and UFS in reviewing its marketing activities, the Sublicensee agrees to furnish the Licensee and UFS upon request complete information evidencing on a country-by-country basis the Sublicensee's efforts to market the Licensed Products in such countries.

            (f) Effect of Termination of Rights as to Licensed Product or Portion of Territory. The Licensee's or UFS's termination, pursuant to Sections B(4)(d) or B(4)(e), of the Sublicensee's rights with respect to a particular Licensed Product or a country of the Territory shall not reduce or otherwise alter the Guaranteed Royalty Amounts due the Licensee from the Sublicensee under this Agreement.

            SECTION C. ROYALTIES; STATEMENTS.

            C(1) Basis for Computation of Royalties. All royalties due to the Licensee shall accrue upon the sale of the Licensed Products, regardless of the time of collection by the Sublicensee. For purposes of this Agreement, a Licensed Product shall be considered "sold" as of the date on which such


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                                                                        Page 8

Licensed Product is billed, invoiced, shipped, or paid for, whichever event occurs first. If any Licensed Products are consigned to an approved distributor by the Sublicensee, the Licensed Products shall be considered "sold" by the Sublicensee as of the date on which such distributor bills, invoices, ships, or receives payment for any of the Licensed Products, whichever event occurs first. Royalties payable by the Sublicensee on sales of the Licensed Products made in violation of any of the provisions of this Agreement shall not be taken into consideration in calculating whether the Sublicensee's sales of the Licensed Products have earned out any Guaranteed Royalty Amounts the Sublicensee is obligated to pay under this Agreement.

            C(2) Time of Payment; Royalty Adjustments.

            (a) Time of Payment. The Sublicensee shall pay all royalties owed to the Licensee under this Agreement for any calendar quarter within 30 days following the end of the calendar quarter in question. All royalty statements required to be submitted by the Sublicensee shall be submitted within 30 days following the end of the calendar quarter to which they relate and shall accompany the royalty payments made to the Licensee. Copies of all accounting statements (as required by Section C(5)) and copies of royalty checks shall be sent by the Sublicensee to UFS at the following addresses:

                        United Feature Syndicate, Inc.
                        Attn:  Financial Manager, Licensing
                        200 Madison Avenue, 4th Floor
                        New York, New York 10016

                        United Feature Syndicate, Inc.
                        Attn:  Controller, Licensing
                        312 Walnut Street, 27th Floor
                        Cincinnati, Ohio 45202

            (b) Royalty Adjustments. The receipt or acceptance by the Licensee of any royalty statements furnished pursuant to this Agreement, or the receipt or acceptance of any royalty payments made, or the fact that the Licensee or UFS has previously audited the periods covered by such royalty statements, shall not preclude the Licensee or UFS from questioning their accuracy at any time. If any inconsistencies or mistakes are discovered in such statements or payments, appropriate adjustments shall be made immediately by the parties. The Sublicensee shall pay the Licensee interest on a late royalty payment at a rate of 1.5% per month, compounded monthly.

            C(3) Negotiation of Royalty on Discounted Sales. If the Sublicensee proposes to sell any Licensed Product at a price which is less than 10% above the Sublicensee's manufactured cost of such Licensed Product, the Sublicensee shall so notify the Licensee and UFS in writing. The Licensee and UFS shall have a right of prior approval over any such proposal, and if they approve such a proposal the parties agree to negotiate in good faith with regard to a percentage royalty higher than that specified in paragraph 4 to be payable by the Sublicensee with respect to such sale.

            C(4) Deductions; Taxes; Remittance Controls.


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                                                                        Page 9

            (a) Deductions; Taxes. There shall be no deduction from the royalties owed to the Licensee for uncollectible accounts, or for taxes, fees, assessments, or other expenses of any kind which may be incurred or paid by the Sublicensee in connection with: (i) royalty payments due the Licensee; (ii) the manufacture, sale, distribution, or advertising of the Licensed Products in the Territory; or (iii) the transfer of funds or royalties or the conversion of any currency into U.S. Dollars. It shall be the Sublicensee's sole responsibility at its expense to obtain the approval of any foreign authorities; to take whatever steps may be required to effect the payment of funds from abroad; to minimize or eliminate the incidence of foreign taxes, fees, or assessments which may be imposed; to protect its investments in foreign territories; to enable it to commence or continue doing business in any foreign territory; and to comply in any and all respects with all applicable laws and regulations.

            (b) Remittance Controls. If any payment required to be made to the Licensee pursuant to this Agreement cannot be made when due because of exchange controls, and such payment remains unpaid for such reason for 180 days, the Sublicensee shall, recommend to the Licensee and UFS, in writing, either of the following alternative methods of handling such payment: (i) if local currency can be converted legally into currencies other than U.S. Dollars for purposes of foreign remittances, the Sublicensee may recommend that the Licensee receive such payment in any such currency as the Licensee and UFS may specify, and in such case the amount payable in foreign currency so selected shall be determined by reference to the then applicable rate of exchange most favorable to the Licensee; (ii) the Sublicensee may recommend that the Licensee elect to have payment made to it in local currency deposited to the credit of the Licensee in a bank account in the foreign country in question designated by the Licensee, upon which the Sublicensee shall furnish to the Licensee and UFS evidence of such deposit. The Licensee and UFS shall have the right, at their sole discretion, to elect which method of payment they will require the Sublicensee to adopt.

            C(5) Royalty Statements. The Sublicensee shall furnish to the Licensee, at the same time it makes payment of royalties, a full and complete statement, duly certified by an officer of the Sublicensee to be true and accurate, showing the number of each stock keeping unit ("sku") of the Licensed Products manufactured during the calendar quarter in question, the number of each sku of the Licensed Products sold during the calendar quarter in question (including a separate listing for skus of the Licensed Products sold via the Internet or other electronic sales channels), the bar code for each sku of the Licensed Products, the total gross sales revenues for each sku of the Licensed Products, an itemization of all allowable deductions, if any, the Net Sales Price for each sku of the Licensed Products sold, the amount of royalties due with respect to such sales, and the names of the five customers that purchased the highest wholesale value of the Licensed Products from the Sublicensee during the calendar quarter in question along with the wholesale value of the Licensed Products purchased by each such customer, and copies of contracts for any sales to Controlled Parties as required by subparagraph 4(c), together with such other pertinent information as the Licensee or UFS may reasonably request from time to time. There shall be a breakdown of sales of skus of the Licensed Products by country, and all figures and monetary amounts shall first be stated in the currency in which the sales were actually made. If several currencies are involved in any reporting category, that category shall be broken down by each such currency. Next to each currency amount shall be set forth the equivalent amount stated in U.S. Dollars, and the rate of exchange used in making the required conversion calculation. The rate of exchange shall be the actual rate of exchange obtained by the Sublicensee on the date of payment. The Licensee and UFS shall have the right, on providing the Sublicensee with reasonable prior written notice, to modify the elements of the information the Sublicensee is obligated to provide the Licensee in connection with its royalty accounting statements provided to the Licensee under this Section C(5).


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                                                                        Page 10

            SECTION D. BOOKS OF ACCOUNT AND OTHER RECORDS.

            D(1) Retention of Records. While this Agreement remains in effect, and for a period of two years thereafter, the Sublicensee shall keep full and accurate books of account and copies of all documents and other material relating to this Agreement at the Sublicensee's principal office. Complete records shall include, but are not limited to: (i) actual individual consecutively numbered customer invoices for all sales of all products sold by the Licensee, whether in hard copy paper form or electronic images, showing the customer, items sold, item numbers, price and quantity; (ii) master list of all Licensed Products offered to customers showing item number, list price and a description of the Licensed Product; (iii) all purchase invoices for finished Licensed Products if the Sublicensee does not manufacture the Licensed Products, showing by each individual Licensed Product, the vendor, units purchased and purchase cost; and if the Sublicensee manufactures the Licensed Products, in lieu of purchase invoices, production records showing a description of each Licensed Product produced, quantity produced and cost of production, including, without limitation, labor, raw materials and overhead; (iv) inventory reports as of each calendar quarter end for all of Sublicensee's products; (v) all physical inventory counts done by the Sublicensee to the extent the Sublicensee conducts any such physical counts; (vi) information detailing all returns of Licensed Products showing customer, reason for return, items returned, item numbers, price and quantity; and (vii) information detailing all marketing and advertising expenses expended in connection with the Licensed Products.

            D(2) Audits by Licensee and UFS; Scheduling. UFS and the Licensee, by their duly authorized agents and representatives, shall have the right, on reasonable prior notice, to audit such records referred to in Section D(1), shall have access thereto during ordinary business hours, and shall be at liberty to make copies of such books, documents and other materials. At UFS's or the Licensee's request, the Sublicensee shall provide an authorized employee to assist UFS or the Licensee in the examination of the Sublicensee's records. Upon reasonable notice, the Sublicensee shall agree to accommodate an audit by UFS or the Licensee at the date requested by UFS or the Licensee, or must reschedule to a date convenient to UFS or the Licensee, which date shall be no later than 90 days from the date of UFS's or the Licensee's originally requested audit date. The Sublicensee shall, in advance to any audit, prepare any documents or schedules as UFS or the Licensee may reasonably request.

            D(3) Licensee and UFS Audit Findings. In conducting an audit of the Sublicensee hereunder, UFS or the Licensee may elect to review a period of the books and records of the Sublicensee relating to less than the entire audit period, and if UFS or the Licensee determines that the Sublicensee erred in reporting during the period reviewed, resulting in underpaid royalties to the Licensee, the Licensee shall have the right to apply the percentage error during the period reviewed over the entire audit period. In addition, if any audit of the Sublicensee's books and records reviewed reveals that the royalties actually accounted for and paid to the Licensee with respect to the audit period reviewed were underpaid or overpaid by 5% or more, the Sublicensee shall, in addition to paying the Licensee any underpaid royalties, reimburse the Licensee or UFS for professional fees and direct out-of-pocket expenses incurred in conducting such audit, together with interest on the underpaid royalty amount at a rate of 1.5% per month.


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                                                                        Page 11

            D(4) Failure to Provide Adequate Accountings or Maintain Adequate Records. If the Sublicensee fails to accommodate an audit by UFS or the Licensee as described in Section D(2), or if the royalty accountings and records submitted by the Sublicensee to UFS and the Licensee under Section C(5) and Section D(1) do not contain all information required by the provisions of Section C(5) and Section D(1), or if UFS or the Licensee schedules an audit of the Sublicensee's books and records and finds that the Sublicensee's books and records cannot be audited, the Sublicensee shall, without otherwise affecting any other rights and remedies available to UFS or the Licensee under this Agreement, pay the Licensee within 15 days of its receipt of notice from UFS or the Licensee invoking the provisions of this Section D(4), as liquidated damages and not as a penalty, an amount equal to twice the highest actual royalties paid by the Sublicensee pursuant to subparagraph 4(a) of this Agreement during any calendar quarter during the term of this Agreement with respect to the periods as to which the Sublicensee fails to accommodate the audit, has provided inadequate information or UFS or the Licensee was unable to audit.

            SECTION E. TRADEMARK PROTECTION.

            E(1) Trademark Uses Inure to UFS's Benefit. All trademark uses of the Trademarks by the Sublicensee shall inure to the benefit of UFS, which shall own all trademarks and trademark rights created by such uses. The Sublicensee hereby assigns and transfers to UFS all trademarks and trademark rights created by such uses of the Trademarks, together with the goodwill of the business in connection with which such trademarks are used.

            E(2) Trademark Registrations. UFS shall have the right, but not the obligation, to file in the appropriate offices of countries of the Territory, at its own expense, trademark applications relating to the use or proposed use by the Sublicensee of any of the Trademarks in connection with the Licensed Products, such filings to be made in the name of UFS or in the name of any third party selected by UFS.

            E(3) Records Relative to Trademark Uses. The Sublicensee shall keep appropriate records (including copies of pertinent invoices and correspondence) relating to the dates when each of the Licensed Products is first placed on sale or sold in each country of the Territory, and the dates of first use in each country of each different Trademark on the Licensed Products and Advertising Materials. If requested to do so by UFS, the Sublicensee also agrees to supply UFS with samples of the trademark usages in question and other information which will enable UFS to complete and obtain trademark applications or registrations, or to evaluate or oppose any trademark applications, registrations, or uses of third parties.

            E(4) Registered User Laws. As to those countries which require applications to register the Sublicensee as a registered user of a Trademark or Trademarks used on or in connection with the Licensed Products or which require the recordation of this Agreement, the Sublicensee agrees to execute and deliver to UFS such documents as may be necessary and as are furnished by UFS for such purposes.

            E(5) Trademark Notices. The Sublicensee agrees to affix or to cause its authorized manufacturing sources to affix to the Licensed Products and to the Advertising Materials such trademark notices as may be supplied by UFS. When one of the Trademarks is used as a trademark for any Licensed Product, the name shall be properly used as a trademark in a larger or bolder type than the Licensed Product (e.g., SNOOPY Toy), and shall not be used as the generic name of the Licensed Product.


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                                                                        Page 12

            E(6) Restrictions on Uses of Trademarks. The Sublicensee shall not make any trademark usage of any Trademark other than the Trademark SNOOPY without the prior written consent of UFS. Trademark usage of a Trademark means use of such Trademark as a designation of origin of a Licensed Product.

            E(7) No Assertion of Rights. The Sublicensee shall not, during the period of this Agreement or thereafter, directly or indirectly: (a) assert any interest or property rights in any of the Trademarks or any word or phrase confusingly similar with any of the Trademarks or associated with the Feature; or (b) register, attempt to register, or adopt any of the Trademarks, or any word or phrase confusingly similar with any of the Trademarks or associated with the Feature, as a trademark, service mark, trade name, corporate name, or Internet domain name; or (c) challenge or deny the validity of the Trademarks or UFS's ownership of the Trademarks; or (d) permit or acquiesce in any of the foregoing activities by any of the Sublicensee's subsidiaries, manufacturers, approved distributors, shareholders or other owners of an equity interest, or the agents or employees of any of the foregoing, or of the Sublicensee.

            SECTION F. COPYRIGHT PROVISIONS.

            F(1) Copyright Notices. The authorization of the Licensee and UFS to the Sublicensee to make public distribution of the Licensed Products and Advertising Materials is expressly conditioned upon the following agreement of the Sublicensee. The Sublicensee agrees to place on all Licensed Products and on all Advertising Materials the copyright notice or notices in the name of UFS specified in writing by UFS.

            F(2) Affixation of Notice; Name of Copyright Owner. The Sublicensee acknowledges that proper copyright notices must be permanently affixed to all Licensed Products and Advertising Materials and to any separate portions of Licensed Products or Advertising Materials which contain the Characters and which are intended to be used separately by the purchaser or ultimate user. The Sublicensee agrees that it will not, without UFS's prior written consent, affix to the Licensed Products or the Advertising Materials a copyright notice in its name or the name of any person, firm, or corporation other than UFS.

            F(3) Assignment by Licensee. The SubLicensee hereby sells, assigns, and transfers to UFS, the entire right, title, and interest in and to all intellectual property previously or hereafter created by the Licensee or at the Licensee's direction based on, featuring, derived from, or incorporating the Feature or the Characters, including, but not limited to, all copyrights, patents, trade secrets, and any registrations and applications relating thereto and any renewals and extensions thereof and in and to all income, royalties, damages, claims, and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement based on the intellectual property, and in and to all rights corresponding to the foregoing throughout the world. The Sublicensee agrees to execute all papers and to perform such other acts as UFS may deem necessary to secure for UFS or its designee the rights herein assigned, including obtaining from all third parties that contribute to any work assigned to UFS a comparable assignment of rights such that the foregoing assignment by the Licensee vests in UFS full rights in the intellectual property, free of any claims, interests, or rights of other parties. The Sublicensee agrees not to permit any of its employees to obtain or reserve by oral or written employment agreements any rights in any such intellectual property.


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                                                                        Page 13

            SECTION G. INDEMNIFICATIONS; PRODUCT LIABILITY INSURANCE.

            G(1) Sublicensee's Indemnification. The Sublicensee agrees to indemnify and hold the Licensee and UFS harmless from any and all claims (and liabilities, judgments, penalties, losses, costs, damages, and expenses resulting therefrom, including reasonable attorneys' fees, but excluding lost profits) (a) made by third parties against the Licensee or UFS or suffered or incurred by the Licensee or UFS by reason of or in connection with any act under or in violation of this Agreement by the Sublicensee, its subsidiaries, manufacturers, approved distributors, or other persons or the employees or agents of any of the foregoing or of the Sublicensee, including, but not limited to, the manufacture, distribution, exploitation, advertising, sale, or use of the Licensed Products by any of them, but excluding any claims based solely upon the use of the Copyrights or the Trademarks by the Sublicensee in strict accordance with the terms of this Agreement; (b) suffered or incurred by the Licensee or UFS as a result of the exercise by UFS of its termination rights against third parties which are provided for in any agreements entered into between the Sublicensee and such third parties in accordance with the provisions of Section J; or (c) suffered or incurred by the Licensee or UFS as a result of:
(i) the sale or distribution of the Licensed Products outside the Territory by the Sublicensee or any third party; provided that the Sublicensee knew or should have known of such sale or distribution; (ii) the sale or distribution of the Licensed Products outside the Sublicensee's authorized channels of distribution by the Sublicensee or any third party; provided that the Sublicensee knew or should have known of such sale or distribution; or (iii) the sale or distribution of the Licensed Products in violation of any other restriction on the sale or distribution of the Licensed Products, including, but not limited to, those restrictions set forth in Sections B(1) and B(3).

            G(2) Licensee's Indemnification. The Licensee agrees to indemnify and hold the Sublicensee harmless from any and all claims (and liabilities, judgments, penalties, losses, costs, damages, and expenses resulting therefrom, including reasonable attorneys' fees, but excluding lost profits) made by third parties against the Sublicensee asserting rights in the Characters and based solely upon the use of the Characters by the Sublicensee in strict accordance with the terms of this Agreement.

            G(3) Claims Procedures. With respect to any claims falling within the scope of the foregoing indemnifications: (a) each party agrees promptly to notify the other of and keep the other fully advised with respect to such claims and the progress of any suits in which the other party is not participating; (b) each party shall have the right to assume, at its sole expense, the defense of a claim or suit made or filed against the other party; (c) each party shall have the right to participate, at its sole expense, in any suit instituted against it and to approve any attorneys selected by the other party to defend it, which approval shall not be unreasonably withheld or delayed; and (d) a party assuming the defense of a claim or suit against the other party shall not settle such claim or suit without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed.

            G(4) Product Liability Insurance. The Sublicensee agrees to obtain and maintain during the period of this Agreement, and for three years following expiration or termination of this Agreement, at its own expense, product liability insurance providing protection (at a minimum, in the amount of $2,000,000 per occurrence/$2,000,000 annual aggregate) applicable to any claims, liabilities, damages, costs, or expenses arising out of any defects or alleged defects in the Licensed Products. Such insurance shall include coverage of the Licensee and UFS, and their directors, officers, agents, employees, assignees, and successors. Within 30 days after the execution of this Agreement, the


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                                                                        Page 14

Sublicensee shall cause the insurance company issuing such policy to add the Licensee and UFS to such policy as additional insureds and to issue a certificate to the Licensee and UFS confirming that such policy has been issued and is in full force and effect and provides coverage of the Licensee and UFS as required by this Section G(4), and also confirming that before any cancellation, modification, or reduction in coverage of such policy, the insurance company shall give the Licensee and UFS 30 days prior written notice of such proposed cancellation, modification, or reduction. Any insurance carried by the Licensee or UFS shall be deemed excess insurance, not subject to contribution.


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                                                                        Page 15

            SECTION H. RESERVATION OF RIGHTS.

            All rights in and to the Feature, the Copyrights, and the Trademarks (including premium rights in the Licensed Products) are retained by UFS for its own use, except for the specific rights which are granted to the Sublicensee under this Agreement. UFS has reserved the right to use, and to license other parties to use, the Copyrights and the Trademarks in the Territory for any purpose UFS may determine. UFS has reserved the right to use the Copyrights and the Trademarks in the Territory in connection with the manufacture, distribution, sale, and advertising of Licensed Products via catalogs produced and distributed by UFS or any affiliate of UFS and via retail stores operated by UFS or any affiliate of UFS.

            SECTION I. INFRINGEMENTS; CLAIMS.

            I(1) Infringements. When the Sublicensee learns that a party is making unauthorized uses of the Copyrights or Trademarks, the Sublicensee agrees promptly to give UFS written notice giving full information with respect to the actions of such party. The Sublicensee agrees not to make any demands or claims, bring suit, effect any settlements, or take any other action against such party without the prior written consent of UFS. The Sublicensee agrees to cooperate with UFS, at no out-of-pocket expense to the Sublicensee, in connection with any action taken by UFS to terminate infringements. UFS shall retain 100% of all net amounts recovered from infringers.

            I(2) Claims. If claims or suits are made against the Licensee, UFS, or the Sublicensee by a party asserting the ownership of rights in a name or design which is the same as or similar to one of the Trademarks, and asserting further that the use of a particular Trademark by the Sublicensee infringes the rights of such party, or if the parties hereto learn that another party has or claims rights in a trademark, name, or design which would or might conflict with the proposed or actual use of a Trademark by the Sublicensee, the parties agree in any such case to consult with each other on a suitable course of action. In no event shall the Sublicensee have the right, without the prior written consent of UFS, to acknowledge the validity of the claim of such party, to obtain or seek a license from such party, or to take any other action which might impair the ability of UFS to contest the claim of such party if UFS so elects. The Sublicensee agrees at UFS's request to make reasonable modifications requested by UFS in the Sublicensee's use of the Trademarks in question or to discontinue their use in the country of the Territory in question on the particular Licensed Product or Licensed Products which are involved, if UFS, in its sole discretion, reasonably exercised, determines that such action is necessary or desirable to resolve or settle the claim or suit or eliminate or reduce the threat of a claim or suit by such party. The Licensee and UFS shall have the right to participate fully at their own expense in the defense of any claim or suit instituted against the Sublicensee with respect to the use by the Sublicensee of a Trademark.

            SECTION J. NO SUBLICENSING; AGREEMENTS WITH MANUFACTURERS.

            J(1) Sublicensing. The Sublicensee shall not have the right to sublicense any of the rights granted to it under this Agreement. For purposes of this Agreement, "sublicense" means authorizing a third party to use the Copyrights and the Trademarks in connection with the manufacture, distribution, sale, and advertising, for such third party's own account, of the Licensed Products.


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                                                                        Page 16

            J(2) Manufacturers. The Sublicensee shall have the right to arrange with another party to manufacture the Licensed Products or components thereof for exclusive sale, use, and distribution by the Sublicensee. Each such manufacturer shall be subject to the Licensee's and UFS's prior written approval. If the Licensee and UFS approve the use by the Sublicensee of a particular manufacturer, the Sublicensee agrees within ten business days of its receipt of such approval to enter into a written agreement with such manufacturer, and agrees to incorporate into such written agreements all of the provisions, for the protection of the rights of UFS, which are contained in the form manufacturer agreement which has been prepared by UFS for such purposes, and which is available from UFS. The Sublicensee further agrees to furnish the Licensee and UFS within 30 days of their execution copies of all agreements with such manufacturers.

            J(3) Enforcement of Manufacturer Agreements. The Sublicensee agrees strictly to enforce against its manufacturers all of the provisions which are required to be included in such agreements for the protection of UFS, as provided in Section J(2); to advise UFS of any violations thereof by manufacturers, and of corrective actions taken by the Sublicensee and the results thereof; and at the request of UFS to terminate such an agreement with any manufacturer which violates any of such provisions for the protection of UFS. If the Sublicensee fails to exercise such termination rights by giving written notice to the manufacturer in question within 20 days after being requested to do so in writing by UFS, the Sublicensee appoints UFS its irrevocable attorney-in-fact to send a notice of termination in the name of the Sublicensee to such manufacturer for the purpose of terminating the agreement or any specific rights of the manufacturer under such agreement.

            SECTION K. BREACH AND TERMINATION.

            K(1) Immediate Right of Termination. The Licensee shall have the right to terminate this Agreement immediately, by giving written notice to the Sublicensee, in any of the following situations:

            (a) If the Sublicensee breaches any of the provisions of Section A(1)(b).

            (b) If the Sublicensee makes, sells, offers for sale, or distributes or uses any Licensed Product or Advertising Material without having the prior written approval of the Licensee and UFS, as required by Section A, or makes any use of the Copyrights or the Trademarks not authorized under this Agreement.

            (c) If the Sublicensee fails to make any Guaranteed Royalty Amount payment by the date such payment is required under the provisions of paragraph 4, or if the Sublicensee fails to submit royalty statements and/or royalty payments to the Licensee during the time period specified in Section C(2).

            (d) If the Sublicensee becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any of the Licensed Products because of safety, health, or other hazards or risks to the public.

            (e) If, other than under Title 11 of the U.S. Code, the Sublicensee becomes subject to any voluntary or involuntary insolvency, cession, bankruptcy, or similar proceedings, or an assignment for the benefit of creditors is made by the Sublicensee, or an agreement between the Sublicensee and its creditors generally is entered into providing for extension or composition of debt, or a receiver is appointed to administer the assets of the Sublicensee, or the assets of the Sublicensee are liquidated, or any distress, execution, or attachment is levied on such of its manufacturing or other equipment as is used in the production and distribution of the Licensed Products and remains undischarged for a period of 30 days.


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                                                                        Page 17

            (f) If the Sublicensee breaches any of the provisions of Section J.

            (g) If the Sublicensee breaches any of the provisions of Section
L(1).

            K(2) Assumption and Rejection Pursuant to U.S. Bankruptcy Code. After any order for relief under the Bankruptcy Code is entered against the Sublicensee, the Sublicensee shall be required to assume or reject this Agreement within 60 days after the order for relief is entered. If the Sublicensee does not assume this Agreement within such 60-day period, the Licensee may, at its sole option, terminate this Agreement immediately by giving written notice to the Sublicensee, without further liability on the part of the Licensee or UFS. If the Sublicensee does not assume this Agreement within such 60-day period, the Licensee may, at its sole option, terminate this Agreement immediately by giving written notice to the Sublicensee, without further liability on the part of the Licensee or UFS. The Sublicensee agrees that any payments due the Licensee under this Agreement after any order for relief under the Bankruptcy Code is entered against the Sublicensee shall be entitled to treatment as administrative expenses under Section 503 of the Bankruptcy Code, and shall be immediately paid when due to the Licensee, without the need for the Licensee to file an application or motion in the Sublicensee's bankruptcy case for payment of such administrative expenses.

            K(3) Curable Breaches. If either party breaches any of the terms and provisions of this Agreement, other than those specified in Section K(1), and the party involved fails to cure the breach within 30 days after receiving written notice by certified or registered mail or overnight courier from the other party specifying the particulars of the breach, the nondefaulting party shall have the right to terminate this Agreement by giving written notice to the defaulting party by registered or certified mail.

            K(4) Effect of Termination. Termination of this Agreement under the provisions of this Section K or the provisions set forth elsewhere in this Agreement shall be without prejudice to any rights or claims which the Licensee and UFS may otherwise have against the Sublicensee. Upon the termination of this Agreement, all royalties on sales previously made and all Guaranteed Royalty Amount payments that would have been payable by the Sublicensee following termination shall become immediately due and payable to the Licensee. Upon the termination of this Agreement under the provisions of Section K(1)(e) or K(2) of this Agreement, the Sublicensee, its receivers, trustees, assignees, or other representatives shall have no right to sell, exploit, or in any way deal with the Licensed Products, the Advertising Materials, the Copyrights, or the Trademarks, except with the written consent and instructions of the Licensee and UFS.

            K(5) Discontinuance of Use of Copyrights, Trademarks, Etc. Subject to the provisions of Section K(6), upon the expiration or earlier termination of this Agreement, the Sublicensee agrees immediately and permanently to discontinue manufacturing, selling, advertising, distributing, and using the Licensed Products and Advertising Materials; immediately and permanently to discontinue using the Copyrights and the Trademarks; at UFS's option,


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                                                                        Page 18
immediately to destroy, in the presence of UFS's representative, any films, molds, dies, patterns, or similar items from which the Licensed Products and Advertising Materials were made, where any Copyright or Trademark is an integral part thereof, or, alternatively, deliver such films, molds, dies, patterns, or similar items to UFS's designated representative; immediately deliver to the Licensee or UFS or their designated representative, at the Sublicensee's expense, all Feature-related materials in the Sublicensee's possession, custody, or control, whether created by the Sublicensee or supplied to the Sublicensee by the Licensee or UFS, including, but not limited to, Feature-related art banks, style guides, and analogous materials; and immediately to terminate all agreements with manufacturers, approved distributors, and others which relate to the manufacture, sale, distribution, and use of the Licensed Products. On termination of this Agreement by the Licensee for cause, the Sublicensee shall, at the Licensee's and UFS's option and at the Sublicensee's expense, either deliver its inventory of the Licensed Products to the Licensee or UFS or the Licensee's or UFS's designated representative, or destroy its inventory of the Licensed Products and supply the Licensee and UFS with a notarized certificate of destruction. If the parties negotiate beyond the expiration date of this Agreement with respect to the terms and conditions of an extension of the period of this Agreement and then fail to reach agreement on such terms and conditions, such period of negotiation shall not be deemed to extend the period of this Agreement beyond its expiration date or to extend the sell-off period provided for in Section K(6). The Sublicensee shall pay percentage royalties on all Licensed Products sold by the Sublicensee during any such period of negotiation even if the Sublicensee has not earned out 100% of any Guaranteed Royalty Amount payments made by the Sublicensee pursuant to this Agreement.

            K(6) Disposition of Inventory upon Expiration. Notwithstanding the provisions of Section K(5), if this Agreement expires in accordance with its terms, and is not terminated for cause by the Licensee or UFS, the provisions of this Section K(6) shall apply. If the Sublicensee delivers to the Licensee and UFS on or before the date 30 days prior to the expiration of this Agreement a written inventory listing, on a Licensed Product-by-Licensed Product basis, all Licensed Products in the Sublicensee's possession, custody, or control as of the date of such inventory, the Sublicensee shall have the non-exclusive right to sell any Licensed Products listed on such inventory for a period of 90 days immediately following such expiration, subject to the payment of royalties to the Licensee on any such sales in accordance with the terms of this Agreement. The Sublicensee shall pay percentage royalties on all Licensed Products sold by the Sublicensee during said sell-off period even if the Sublicensee has not earned out 100% of any Guaranteed Royalty Amount payments made by the Sublicensee pursuant to this Agreement. UFS shall have the right (but not the obligation) to buy any or all of the Licensed Products listed on such inventory at the Sublicensee's cost of manufacture. The sell-off right granted the Sublicensee under this Section K(6) shall in no event apply to a quantity of any Licensed Product exceeding 50% of the Sublicensee's average quarterly unit sales of such Licensed Product during the one-year period immediately preceding the expiration of this Agreement. If the Sublicensee breaches the provisions of Section K(6) by selling the Licensed Products after the sell-off period, the Sublicensee shall pay the Licensee, as liquidated damages, and not as a penalty, a percentage royalty three times the percentage royalty specified in subparagraph 4(b).


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                                                                        Page 19

            SECTION L. MISCELLANEOUS PROVISIONS.

            L(1) Restrictions on Assignments and Encumbrances.

            (a) Restriction on Assignments. Without the prior written consent of the Licensee and UFS, the Sublicensee shall not directly or indirectly assign, transfer, or sublicense any of its rights under this Agreement. The foregoing provision shall apply to transfers of ownership interests in the Sublicensee (including the stock of the Sublicensee) which would result in a change in control of the Sublicensee. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Licensee.

            (b) Restriction on Encumbrances. Without the prior written consent of the Licensee and UFS, the Sublicensee shall not encumber any of its rights under this Agreement in any fashion, including but not limited to, the granting of a security interest in this Agreement or any of the Licensed Products.

            L(2) Parties Not Joint Venturers. Nothing contained in this Agreement shall be construed so as to make the parties partners or joint venturers or to permit the Sublicensee to bind the Licensee or UFS to any agreement or purport to act on behalf of the Licensee or UFS in any respect.

            L(3) No Inducement. Neither party has been induced to enter into this Agreement by, nor is either party relying on, any representation not expressly stated in this Agreement.

            L(4) Modifications of Agreement; Remedies. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing, signed by both parties. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, and a waiver by either party of a default in one or more instances shall not be construed as a continuing waiver or as a waiver in other instances.

            L(5) Invalidity of Separable Provisions. If any term or provision of this Agreement is for any reason held to be invalid, such invalidity shall not affect any other term or provision, and this Agreement shall be interpreted as if such term or provision had never been contained in this Agreement.

            L(6) Notices. All notices to be given under this Agreement (which shall be in writing) shall be given at the respective addresses of the parties as set forth on page 1, unless notification of a change of address is given in writing. The date of mailing shall be deemed to be the date the notice is given.

            L(7) Headings. The paragraph and section headings of this Agreement are inserted only for convenience and shall not be construed as a part of this Agreement.

            L(8) Entire Understanding. This Agreement contains the entire understanding of the parties with respect to its subject matter. Any and all representations or agreements by any agent or representative of either party to the contrary shall be of no effect.

            L(9) Choice of Law. This Agreement and all disputes arising from or related to this Agreement or its subject matter shall be governed, resolved, and remedied in accordance with the laws of the State of New York, applicable to agreements, acts, omissions, and behavior made, performed, and accomplished wholly in New York, without resort to conflict of law principles.


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                                                                        Page 20

            L(10) No Injunctive Relief. The Sublicensee acknowledges that no breach of this Agreement by the Licensee will result in irreparable harm to the Sublicensee, and that the Sublicensee will be adequately compensated by monetary damages for any breach of this Agreement by the Licensee.


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                                                                        Page 21

                       Schedule A--Definitions of Types of
                  Retailers Included in Approved Retail Outlets

--------------------------------------------------------------------------------
Direct Mail Catalogs    Catalogs that offer products for sale and are directly
                        mailed to consumers' homes, such as Spiegel and The
                        Company Store.
--------------------------------------------------------------------------------
High-End Department     Stores that carry several high-end product lines,
Stores                  with each line operated as a separate department
                        managed by specialist buyers or merchandisers, such
                        as Macy's, Neiman Marcus, and Bloomingdale's.
--------------------------------------------------------------------------------
Home Shopping Channels  Television or other broadcast home shopping channels or services, such as QVC and Shop At Home.
--------------------------------------------------------------------------------
Mass Market Retailers   Retailers with a nationwide distribution that offer
                        products for sale with an emphasis on price rather than
                        aesthetics, in a broad assortment of unrelated product
                        categories, such as Wal-Mart and Target.
--------------------------------------------------------------------------------
Mid-Tier Department     Stores that carry several moderately priced product
Stores                  lines, with each line operated as a separate
                        department managed by specialist buyers or
                        merchandisers, such as J. C. Penney, Sears, and
                        Kohl's.
--------------------------------------------------------------------------------
Supermarket/Grocery     Stores that offer for sale primarily packaged food
Stores                  products, such as Kroger and Safeway.
--------------------------------------------------------------------------------

                          Schedule B--Licensed Products

(Scents to include Merry Berry, Let's Mango, and Groovy Green, all other scents to require the prior written approval of UFS on a case-by-case basis; sizes to include 1 fluid ounce (30 ml), 1.7 fluid ounces (50 ml), 4 fluid ounces (120 ml), and 8 fluid ounces (240 ml), all other sizes to require the prior written approval of UFS on a case-by-case basis)

BATH FOAM
BODY SPRAY
COSMETIC BAG
EAU DE TOILETTE


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